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                                                                      EXHIBIT 23




            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-78221) pertaining to the LifePoint Hospitals, Inc. Retirement Plan of our report dated June 11, 2004, with respect to the financial statements and supplemental schedule of the LifePoint Hospitals, Inc. Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.


                                        /s/ Ernst & Young LLP


Nashville, Tennessee
June 22, 2004